UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 15, 2006

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant As Specified In Its Charter)

CALIFORNIA

(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

(Address of Principal Executive Offices)(Zip Code)

(858) 756-3023

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On May 15, 2006, First Community Bancorp (“First Community”) and Community Bancorp Inc. (“Community Bancorp”), the parent company of Community National Bank (“Community Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Community Bancorp will be merged with and into First Community, with First Community as the surviving corporation (the “Merger”). Subsequent to the Merger, it is anticipated that Community Bank will merge with and into First National Bank, a wholly-owned subsidiary of First Community. A copy of the Merger Agreement is filed with this report as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement

Under the terms and subject to the conditions of the Merger Agreement, which has been approved by the Board of Directors of each of First Community and Community Bancorp, at the effective time of the Merger, First Community will acquire all of the outstanding common stock and options of Community Bancorp for approximately $277 million in consideration consisting of First Community common stock for the outstanding common stock of Community Bancorp and cash for the Community Bancorp stock options, based on the closing price of First Community common stock on May 12, 2006, the last trading day prior to the execution of the definitive agreement. The transaction is intended to qualify as a tax-free transaction under Section 368(a) of the Internal Revenue Code, as amended.

The Merger Agreement provides for a fixed exchange ratio of 0.735 of a share of First Community common stock for each Community Bancorp share, provided that the average closing price of First Community’s common stock remains within a collar over a 15 trading day measurement period prior to the closing of the transaction. If such average price is outside the collar, and if the change in such price is disproportionate to an agreed upon banking index, the Merger Agreement may be terminated, in the case of a significant increase, by First Community unless the exchange ratio is adjusted by Community Bancorp, and may be terminated, in the case of a significant decline, by Community Bancorp unless the exchange ratio is adjusted by First Community.

Upon completion of the Merger, Michael Perdue, president and chief executive officer of Community Bancorp, will become president and chief executive officer of First National. Robert Borgman, president and chief executive officer of First National, will become chairman of First National. In addition, Gary Deems, chairman of Community Bancorp, and Mark Baker, director of Community Bancorp, will join First Community’s board of directors following completion of the Merger.

First Community and Community Bancorp have made customary representations, warranties and covenants in the Merger Agreement. Furthermore, each of First Community and Community Bancorp has agreed to hold a meeting of its shareholders in order to seek approval of transactions contemplated by the Merger Agreement. Community Bancorp has also made certain customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or providing confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger by Community Bancorp’s shareholders and, if necessary, First Community’s shareholders, (ii) approval of an amendment to First Community’s bylaws to increase the size of the board of directors to accommodate the appointment to First Community’s board of directors of Gary Deems and Mark Baker, (iii) approval of regulatory authorities and (iv) the absence of any law or order prohibiting the consummation of the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) material compliance of the other party with its covenants, (iii) Community Bancorp achieving certain minimum financial targets, as of the end of the month immediately prior to the closing of the Merger and (iv) no material adverse effect having occurred with respect to either of the parties. Furthermore, the Merger Agreement contains certain termination rights for both Community Bancorp and First Community and provides that, in the event the Merger Agreement is terminated under certain circumstances, as more fully described therein, Community Bancorp will be required to pay a termination fee equal to $9.1 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 hereto, which is incorporated herein by reference.

In connection with the Merger, First Community will file a registration statement on Form S-4, which will include a prospectus of First Community and a joint proxy statement for each of First Community’s and Community Bancorp’s special shareholder meetings, with the Securities and Exchange Commission.

Before making any voting or investment decision, investors and security holders of either Community Bancorp or First Community are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed acquisition. A definitive proxy statement will be sent to the shareholders of each institution seeking any required shareholder approval of these documents. Investors and security holders may obtain a free copy of the registration statement, and joint proxy statement/prospectus (when available) and other documents filed by each of First Community and Community Bancorp with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the registration statement, joint proxy statement/prospectus (when available) and other documents filed by First Community with the Securities and Exchange Commission may also be obtained by requesting them in writing from First Community Bancorp c/o Pacific Western National Bank, 275 North Brea Boulevard, Brea, CA 92821; Attention: Investor Relations, or by telephone at (714) 671-6800.

Item 9.01                     Financial Statements and Exhibits

(d)                                                                                  Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 15, 2006, by and between Community Bancorp Inc. and First Community Bancorp.

*  Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: May 18, 2006

FIRST COMMUNITY BANCORP

By:	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 15, 2006, by and between Community Bancorp Inc. and First Community Bancorp.

*  Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.